EXHIBIT A

DIRECTORS RESOLUTIONS

OF

FELLAZO CORP.

(the "Company")

WHEREAS:

A. Galina Hripcenco has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B. Wong Kong-Yew, as appointee of Purchaser, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

C. Yap Kit Chuan, as appointee of Purchaser, has consented to act as the new Director of the Company.

D. Huang Minxi, as appointee of Purchaser, has consented to act as the new Director of the Company.

BE IT RESOLVED THAT:

A. Galina Hripcenco stepped down as an officer and as a Member of the Board of Directors of the Company.

B. Wong Kong-Yew, as appointee of Purchaser, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

C. Yap Kit Chuan, as appointee of Purchaser, has consented to act as the new Director of the Company.

D. Huang Minxi, as appointee of Purchaser, has consented to act as the new Director of the Company.

Effective date: September 9 2016

Galina Hripcenco

Wong Kong-Yew

Yap Kit Chuan

Huang Minxi